SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2009

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Announcement of Commencement of Cash Tender Offer and Intention to Commence a Senior Notes Offering

As disclosed in a press release issued on January 14, 2009, Intelsat, Ltd.’s subsidiary, Intelsat Subsidiary Holding Company, Ltd. (“Intelsat Sub Holdco”), has commenced a cash tender offer (the “Tender Offer”) to purchase the maximum aggregate principal amount of Intelsat, Ltd.’s outstanding 7.625% Senior Notes due 2012 and outstanding 6.50% Senior Notes due 2013 that Intelsat Sub Holdco can purchase for $200,000,000 (excluding accrued interest), subject to increase by Intelsat Sub Holdco, at a purchase price per $1,000 principal amount determined in accordance with a modified “Dutch auction” procedure on the terms and conditions set forth in an Offer to Purchase dated January 14, 2009.

As disclosed in a separate press release issued on January 14, 2009, Intelsat Sub Holdco intends to commence an offering of senior notes, the net proceeds of which will be used to fund the Tender Offer.

The press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

Update Regarding Capital Expenditures for 2008 and 2009

Intelsat announced that it expects its 2008 total capital expenditures to be approximately $425 million, as compared to the previously disclosed range of approximately $480 million to $500 million. The difference is primarily due to satellite construction timing, and a significant portion of the difference is expected to be incurred in 2009.

Intelsat also announced its intention to accelerate the commencement of construction of three replacement satellites from 2010 and 2012 to 2009, as a result of fleet management and role consolidation considerations. Intelsat announced that it expects its 2009 total capital expenditures to range from approximately $525 million to $575 million. This expected range excludes approximately $100 million in capital expenditures associated with Intelsat’s New Dawn joint venture. The financial results of Intelsat’s New Dawn investment will be consolidated with Intelsat’s results; however, the majority of New Dawn’s expenditures will be financed by third parties, and Intelsat’s net cash outlay with respect to New Dawn is expected to be minimal in 2009.

Forward-Looking Statements

Some of the statements in this update constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this update reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2007 and Intelsat’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this update with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 14, 2009*
99.2	Press Release dated January 14, 2009*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2009

INTELSAT, LTD.

By:	/s/ Michael McDonnell
Name:	Michael McDonnell
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 14, 2009*
99.2	Press Release dated January 14, 2009*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.